J.P. MORGAN MUTUAL FUND SERIES
J.P. MORGAN MUTUAL FUND GROUP

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION
(Agreement) is made as of this 22nd day of November, 2004,
 by and between J.P. Morgan Mutual Fund Series, a
 Massachusetts business trust (Successor Trust), with its principal place of business at 522 Fifth Avenue, New
 York, New York 10036, on behalf of each of its series
 listed in Exhibit A attached hereto (each a Successor
 Fund), and J.P. Morgan Mutual Fund Group, a
 Massachusetts business trust (Predecessor Trust), with
 its principal place of business at 522 Fifth Avenue,
 New York, New York 10036, on behalf of each of its
 series listed in Exhibit A attached hereto (each a
 Predecessor Fund).
WHEREAS, each of the Predecessor Funds is a
 series of the Predecessor Trust, an open-end, investment company of the management type registered pursuant to the Investment Company Act of 1940, as
 amended (1940 Act), which has been organized as
 a Massachusetts business trust;
WHEREAS, each of the Successor Funds
 has been organized as series of the Successor Trust,
 a Massachusetts business trust, in order to continue
 the business and operations of the corresponding
 Predecessor Fund;
WHEREAS, each Successor Fund currently has
 no assets and has carried on no business activities prior
 to the date first shown above and will have had no
 assets and will have carried on no business activities
 prior to the consummation of the transaction
 described herein;
WHEREAS, this Agreement is intended to
 be and is adopted as a plan of reorganization and
 liquidation within the meaning of Section 368(a)(1)
 of the United States Internal Revenue Code of 1986,
 as amended (Code);
WHEREAS, the contemplated reorganization
and liquidation will consist of (1) the sale, assignment,
 conveyance, transfer and delivery of all of the
 property and assets of each of the Predecessor Funds
 to the corresponding Successor Fund in exchange solely
 for classes of shares of beneficial interest of such
 Successor Fund (Successor Fund Shares)
 corresponding to the classes of shares of beneficial
 interest of such Predecessor Fund (Predecessor
 Fund Shares), as described herein, (2) the assumption
 by such Successor Fund of all liabilities of the
corresponding Predecessor Fund, and (3) the distribution
 of the Successor Fund Shares to the shareholders of
 each corresponding Predecessor Fund, as provided
 herein (Reorganization), all upon the terms and
 conditions hereinafter set forth in this Agreement;
WHEREAS, each Predecessor Fund currently
 owns securities that are substantially similar
 to those in which the corresponding Successor
 Fund is permitted to invest;
WHEREAS, the Trustees of Successor Trust
 have determined, with respect to each Successor
 Fund, that the sale, assignment, conveyance, transfer
 and delivery of all of the property and assets of the corresponding Predecessor Fund for Successor Fund
 Shares and the assumption of all liabilities of such Predecessor Fund by the corresponding Successor
 Fund is in the best interests of each Successor Fund;
WHEREAS, the Trustees of the Predecessor
 Trust have determined, with respect to each Predecessor
 Fund, that the sale, assignment, conveyance, transfer
 and delivery of all of the property and assets of such Predecessor Fund for Successor Fund Shares and the assumption of all liabilities of such Predecessor Fund
 by the corresponding Successor Fund pursuant to this
 Agreement is in the best interests of the Predecessor
 Trust, each of the Predecessor Funds and its
 shareholders and that the interests such shareholders
 will not be diluted as a result of this transaction; and WHEREAS, the Predecessor Trust, on behalf of each of certain Predecessor Funds
 identified in Exhibit A (Contingent Predecessor
 Funds), has entered into an agreement and
 plan of reorganization pursuant to which each
 Contingent Predecessor Fund will be reorganized
 with another registered investment company or series
 thereof (with respect to each Contingent
 Predecessor Fund, the Primary Reorganization), subject
 to approval of the Primary Reorganization by the
 shareholders of such Contingent Predecessor Fund,
 and this Agreement shall not be effective with
 respect to such Contingent Predecessor Fund in
 the event that the Primary Reorganization is consummated;
NOW, THEREFORE, in consideration of the premises
 and of the covenants and agreements hereinafter set forth,
 the parties hereto covenant and agree as follows:
1. TRANSFER OF ASSETS OF EACH PREDECESSOR
 FUND TO THE CORRESPONDING SUCCESSOR FUND
 IN EXCHANGE FOR SUCCESSOR FUND SHARES, THE
 ASSUMPTION OF ALL PREDECESSOR FUND
 LIABILITIES AND THE LIQUIDATION OF THE
 PREDECESSOR FUND
1.1 Subject to requisite approvals and the other terms
 and conditions herein set forth and on the basis of
 the representations and warranties contained herein, Predecessor Trust, on behalf of each Predecessor
 Fund, agrees to sell, assign, convey, transfer and
 deliver all of such Predecessor Funds property and
 assets, as set forth in paragraph 1.2, to the corresponding Successor Fund, and Successor Trust, on behalf of each Successor Fund, agrees in exchange therefor: (a) to deliver to the corresponding Predecessor Fund the
 number of full and fractional Successor Fund Shares corresponding to each class of the Predecessor Fund
 Shares as of the time and date set forth in
 paragraph 3; and (b) to assume all liabilities of such Predecessor Fund, as set forth in paragraph 1.3. Such transactions shall take place on the date of the closing provided for in paragraph 3.1 (Closing Date).
  Exhibit A attached hereto shows each Successor Fund
 and its classes of shares of beneficial interest and the corresponding Predecessor Fund and its classes of shares of beneficial interest.  (Throughout this
Agreement, the term Successor Fund Shares should
 be read to include each class of shares of the applicable Successor Fund, and each reference to Successor Fund
 Shares in connection with a Predecessor Fund should
 be read to include each class of beneficial interest
 of the corresponding Successor Fund.)
1.2 The property and assets of each Predecessor
 Fund to be sold, assigned, conveyed, transferred and
 delivered to and acquired by Successor Trust, on behalf
 of the corresponding Successor Fund, shall consist of all assets and property, including, without limitation, all rights, cash, securities, commodities and futures interests and dividends or interests receivable that are owned by such Predecessor Fund and any deferred or prepaid expenses shown as an asset on the books of such Predecessor Fund on the Valuation Date as defined in paragraph 2.1 (collectively, with respect to each Predecessor Fund separately, Assets).
  The Predecessor Fund will sell, assign, convey, transfer and deliver to the Successor Fund any rights, stock dividends, or other securities received by the Predecessor Fund
 after the Closing Date as stock dividends or other distributions on or with respect to the property and assets transferred, which rights, stock dividends, and other securities shall be deemed included in the property and assets transferred to the Successor Fund at the Closing
 Date and shall not be separately valued, in which case
 any such distribution that remains unpaid as of the Closing Date shall be included in the determination of the value of the assets of the Predecessor Fund acquired by the
 Successor Fund.
1.3 Predecessor Trust, on behalf of each
 Predecessor Fund, will make reasonable efforts
 to discharge all of its known liabilities and obligations
 prior to the Valuation Date.  Successor Trust, on
 behalf of each Successor Fund, shall assume all
 of the liabilities of the corresponding Predecessor
 Fund, whether accrued or contingent, known or
 unknown, existing at the Valuation Date (collectively,
 with respect to each Predecessor Fund separately,
 Liabilities).
1.4. Immediately upon delivery to the Predecessor
 Fund of the Successor Fund Shares, the Predecessor Fund, as
 the then sole shareholder of the Successor Fund, shall (a) approve the advisory agreement with respect to the
 Successor Fund, and (b) approve the distribution plan
 pursuant to Rule 12b-1 under the 1940 Act with
 respect to each applicable class of Successor Fund Shares.
1.4 Immediately following the actions
 contemplated by paragraph 1.4, the Predecessor Trust
 shall take such actions necessary to complete the
 liquidation of each Predecessor Fund. To complete the liquidation, the Predecessor Trust, on behalf of the Predecessor Fund, shall (a) distribute to its shareholders of record with respect to each class of Predecessor
 Fund Shares as of the Closing, as defined in
 paragraph 3.1 (Predecessor Fund Shareholders), on
 a pro rata basis within that class, the Successor Fund
 Shares of the corresponding class received by the
 Predecessor Trust, on behalf of the Predecessor Fund,
 pursuant to paragraph 1.1 and (b) completely
 liquidate.  Such liquidation shall be accomplished,
 with respect to each class of Predecessor Fund Shares,
 by the transfer of the corresponding Successor Fund
 Shares then credited to the account of the Predecessor
Fund on the books of the Successor Fund to open
 accounts on the share records of the Successor Fund in
 the names of the Predecessor Fund Shareholders.  The
 aggregate net asset value of each class of Successor
 Fund Shares to be so credited to each corresponding
 class of Predecessor Fund Shareholders shall, with
 respect to each class, be equal to the aggregate net
 asset value of the Predecessor Fund Shares of
 the corresponding class owned by Predecessor Fund
 Shareholders on the Closing Date.  All issued and
 outstanding Predecessor Fund Shares will be canceled
 on the books of the Predecessor Fund.  No
 Successor Fund shall issue certificates representing any
 class of Successor Fund Shares in connection with
 such exchange.
1.5 Ownership of Successor Fund Shares
will be shown on the books of each Successor
 Funds transfer agent.
1.6 Any reporting responsibility of a
 Predecessor Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and
Exchange Commission (Commission), any state
 securities commission, and any federal, state or
 local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of such Predecessor Fund.
2.	VALUATION
2.1 The value of the Assets of each
 Predecessor Fund shall be determined as of the time
 for calculation of its net asset value as set forth
 in the then-current prospectus for the Predecessor
 Fund on the Closing Date (such time and date
 being hereinafter called the Valuation Date),
 computed using the valuation procedures set
 forth in the then-current prospectus and
 statement of additional information, as supplemented,
 with respect to each Predecessor Fund and
 valuation procedures established by Predecessor
 Trusts Board of Trustees.
2.2 All computations of value shall be
 made by the fund accountant for each Predecessor Fund.
3.	CLOSING AND CLOSING DATE
3.1 The Closing Date shall be February 18, 2005,
 or such other date as the parties may agree.  All acts
 taking place at the closing of the transactions
 provided for in this Agreement (Closing) shall be
 deemed to take place simultaneously as of the
 close of business on the Closing Date unless otherwise
 agreed to by the parties.  The close of business on
 the Closing Date shall be as of 5:00 p.m., Eastern
 Time.  The Closing shall be held at the offices of
 Successor Trust or at such other time and/or place
 as the parties may agree.
3.2 Predecessor Trust shall direct the custodian
 for each Predecessor Fund (Predecessor Fund Custodian),
 to deliver to Successor Trust, at the Closing, a
 certificate of an authorized officer stating that (i) the Assets of each Predecessor Fund have been delivered in proper form to the corresponding Successor Fund
 within two business days prior to or on the Closing
 Date, and (ii) all necessary taxes in connection with
 the delivery of the Assets of each Predecessor Fund,
 including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.  Each Predecessor Funds portfolio
 securities represented by a certificate or other written instrument shall be presented by the Predecessor Fund
 Custodian to JPMorgan Chase Bank, N.A. as the
 custodian for the corresponding Successor Fund
 (Successor Fund Custodian).  Such presentation shall
 be made for examination no later than five (5) business
 days preceding the Closing Date, and such certificates
 and other written instruments shall be transferred and delivered by each Predecessor Fund as of the Closing
 Date for the account of the corresponding Successor
 Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. Each Predecessor Funds Assets held in book-entry form with a securities depository, as defined in Rule 17f-4 of the
 1940 Act, shall be transferred by the Predecessor Fund Custodian to the Successor Fund Custodian for
 the account of the corresponding Successor Fund as of
 the Closing Date by book entry, in accordance with
 the customary practices of the Predecessor Fund
 Custodian and of each such securities depository.
  The cash to be transferred by each Predecessor Fund
 shall be delivered by wire transfer of federal funds on
 the Closing Date.
3.3 Predecessor Trust shall direct the transfer
 agent for each Predecessor Fund (Transfer Agent) to
 deliver to Successor Trust at the Closing a certificate
 of an authorized officer stating that its records contain
 the name and address of each Predecessor Fund
 Shareholder and the number and percentage ownership
 of each outstanding class of Predecessor Fund Shares
 owned by each such shareholder immediately prior to
 the Closing.  Each Successor Fund shall deliver to
 the Secretary of the corresponding Predecessor Fund
 a confirmation evidencing that (a) the appropriate
 number of Successor Fund Shares have been credited
 to such Predecessor Funds account on the books
 of such Successor Fund pursuant to paragraph 1.1
 prior to the actions contemplated by paragraph 1.4
 and (b) the appropriate number of Successor Fund
 Shares have been credited to the accounts of the
 Predecessor Fund Shareholders on the books of
 such Successor Fund pursuant to paragraph 1.5.  At
 the Closing, each Predecessor Fund shall deliver to
 the corresponding Successor Fund such bills of
 sale, checks, assignments, share certificates, if any,
 receipts or other documents as such Successor Fund
or its counsel may reasonably request.
3.4 In the event that on the Valuation Date
 (a) the New York Stock Exchange or another primary
 trading market for portfolio securities of a Predecessor
 Fund (each, an Exchange) shall be closed to trading
 or trading thereupon shall be restricted, or (b) trading
 or the reporting of trading on such Exchange or elsewhere
 shall be disrupted so that, in the judgment of the Board of Trustees of Successor Trust and the Board of Trustees
 of Predecessor Trust, accurate appraisal of the value of
 the net assets of such Predecessor Fund is impracticable,
 the Closing Date shall be postponed until the first Friday (that is also a business day) after the day when trading shall have been fully resumed and reporting shall have
 been restored.
4.	REPRESENTATIONS AND WARRANTIES
4.1 Except as has been fully disclosed to the Successor Trust in Schedule 4.1 of this Agreement, the Predecessor Trust, on behalf of each Predecessor
Fund, represents and warrants to Successor Trust
 as follows:
(a) Each Predecessor Fund is duly
 established as a series of the Predecessor Trust, which is a business trust duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts, with power under the Predecessor Trusts Declaration of Trust (Charter), to own all of its Assets and to carry on its business as it is being conducted as of the date hereof. Predecessor Trust is not required to qualify as a foreign trust or association in any jurisdiction, except in any jurisdiction in which it has so qualified or in which a failure to so qualify would not have a material adverse effect.
  Predecessor Trust has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in paragraph 4.1(c).
  The obligations of Predecessor Trust entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Predecessor Trust personally, but bind only the assets of Predecessor Trust and all persons dealing with any series or fund of Predecessor Trust, such as the Predecessor Funds, must look solely to the assets of Predecessor Trust belonging to such series or fund for the enforcement of any claims against Predecessor Trust.
(b) Predecessor Trust is a registered
 investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940
 Act, and the registration of each class of Predecessor Fund Shares under the Securities Act of 1933, as amended
(1933 Act), is in full force and effect.
(c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Predecessor Funds of the transactions contemplated herein, except such as may be required under the 1933 Act, the Securities Exchange
 Act of 1934, as amended (1934 Act), the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.
(d) The current prospectus and statement of additional information of each Predecessor Fund (true and correct copies of which have been delivered to the Successor Trust) and each prospectus and statement of additional information of each Predecessor Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
(e) On the Closing Date, the Predecessor
 Trust, on behalf of each Predecessor Fund, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, convey, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for the Assets, the Successor Trust, on behalf of each corresponding Successor Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act.
(f) None of the Predecessor Funds
 is engaged currently, and the execution, delivery and performance of this Agreement will not result, (i) in a material violation of the Charter or by-laws of Predecessor Trust or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Predecessor Trust, on behalf of any of the
 Predecessor Funds, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Predecessor Trust, on behalf of any of the Predecessor Funds, is a party or by which it is bound.
(g) All material contracts or other
 commitments of the Predecessor Funds (other than this Agreement, contracts listed in Schedule 4.1 and certain investment contracts, including options, futures, and forward contracts) will terminate without liability to the Predecessor Funds on or prior to the Closing Date. Each contract listed in Schedule 4.1 is a valid, binding and enforceable obligation of each party thereto (assuming due authorization, execution and delivery by the other parties thereto) and the assignment by each Predecessor Fund to the corresponding Successor Fund of each such contract will not result in the termination of such contract, any breach or default thereunder or the imposition of any penalty thereunder.
(h) No litigation or administrative
 proceeding or investigation of or before any court or governmental body is presently pending or, to the Predecessor Trusts knowledge, threatened against Predecessor Trust, with respect to any Predecessor
 Fund or any of its properties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.
  Predecessor Trust, on behalf of the Predecessor
 Funds, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.
(i) The Statement of Assets and
 Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of each of the Predecessor Funds as included in the most recent
 Annual Report to Shareholders for each of the Predecessor Funds (as to each Predecessor Fund, the Annual Statement), have been audited by PricewaterhouseCoopers LLP, Independent Registered
 Public Accounting Firm, and are in accordance with accounting principles generally accepted in the United States of America (GAAP) consistently applied, and such statements (true and correct copies of which have been furnished to the Successor
 Trust) present fairly, in all material respects, the financial condition of each of the Predecessor
 Funds as of the date of the Annual Statements in accordance with GAAP, and there are no known contingent, accrued or other liabilities of the Predecessor Funds required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of the date of the Annual Statements that are not disclosed therein. The Statement of Assets and Liabilities, Statements of Operations and
 Changes in Net Assets, and Schedule of Investments of each of the Predecessor Funds, as included or to be included in the most recent Semi-Annual Report to shareholders for each of the Predecessor Funds since the date of the Annual Statements (as to each Predecessor Fund, the Semi-Annual Statements)
 (unaudited), are or will be when sent to Predecessor
 Fund shareholders in the regular course in accordance with GAAP consistently applied, and such statements
 (true and correct copies of which have been or will be furnished to the Successor Trust) present or will present fairly, in all material respects, the financial condition of each of the Predecessor Funds as of the date of the Semi-Annual Statements in accordance with GAAP, and all known contingent, accrued or other liabilities of the Predecessor Funds required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date are or will be disclosed therein.
(j) Since the date of the Annual
Statement, there has not been any material adverse change in each Predecessor Funds financial condition, assets, Liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Predecessor Fund of indebtedness, other than indebtedness incurred in the ordinary course of business in accordance with the Predecessor Funds investment restrictions. For the purposes of this subparagraph (j), a decline in net asset value per share of Predecessor Fund Shares due to declines in market values of securities held by the Predecessor Fund, the discharge of Predecessor Funds liabilities, or the redemption of Predecessor Fund Shares by shareholders of the Predecessor Fund shall not constitute a material adverse change.
(k) On the Closing Date, all federal
 and other tax returns, dividend reporting forms, and other tax-related reports of each of the Predecessor Funds required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of the Predecessor Trusts knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns.
(l) For each taxable year of its
operation (including the taxable year that includes the Closing Date), each of the Predecessor Funds has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, has elected to be treated as such, and has been eligible to compute and has computed its federal income tax under Section 852 of the Code.
(m) All issued and outstanding Predecessor
 Fund Shares are, and on the Closing Date will be, duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by Predecessor Trust and have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws.
  All of the issued and outstanding Predecessor Fund
 Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Predecessor Fund, as provided in paragraph 3.3. None of the Predecessor
 Funds have outstanding any options, warrants or other rights to subscribe for or purchase any of the Predecessor Fund Shares, nor is there outstanding any security convertible into any of the Predecessor Fund
 Shares. The Predecessor Fund will review its assets to ensure that at any time prior to the Closing Date its assets do not include any assets that the Successor
 Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by the Predecessor Fund, is unsuitable for the Successor
 Fund to acquire.
(n) The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized by all necessary action on the part of the Board of Trustees of Predecessor Trust and by the approval of the Predecessor Funds shareholders, as described in paragraph 8.1, and this Agreement constitutes a valid and binding obligation of the Predecessor Trust, on behalf of the Predecessor Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.
(o) The Proxy Statement (as defined in
 paragraph 5.2), insofar as it relates to the Predecessor
 Funds, will on the date thereof and at all times prior to the conclusion of the shareholder meeting to which the Proxy Statement relates (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading (provided that this representation and warranty shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by Successor Trust for use therein) and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder. The information to be furnished by each of the Predecessor Funds for use in registration statements and other documents filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.
4.2 Except as has been fully disclosed to the Predecessor Trust in Schedule 4.2, the Successor Trust, on behalf of each Successor Fund, represents and warrants to the Predecessor Trust as follows:
(a) Each Successor Fund is duly established as a series of the Successor Trust, which is a business trust duly organized, existing, and in good standing under the laws of the Commonwealth of Massachusetts with the power under Successor Trusts Declaration of Trust to own all of its properties and assets and to carry on its business as contemplated by this Agreement. The Successor Trust is not required to qualify as a foreign trust or association in any jurisdiction, except in any jurisdiction in which it has so qualified or in which a failure to so qualify would not have a material adverse effect. The Trust has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in paragraph 4.2(b).
  The obligations of Successor Trust entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of Successor Trust personally, but bind only the assets of Successor Trust and all persons dealing with any series or fund of Successor Trust, such as the Successor Funds, must look solely to the assets of Successor Trust belonging to such series or fund for the enforcement of any claims against Successor Trust.
(b) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Successor Funds of the transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act, the 1940
 Act, state securities laws and the Hart-Scott-Rodino Act.
(c) Each Successor Fund currently has
 no assets or liabilities and has carried on no business activities prior to the date first shown above. Prior to the Closing Date, none of the Successor Funds will have any assets or liabilities or will have carried on any business activities.
(d) None of the Successor Funds is
 currently engaged in any activities and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Successor Trusts Declaration of Trust or by-laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Successor Trust, on behalf of any of the Successor Funds, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Successor Trust, on behalf of any of the Successor
 Funds, is a party or by which it is bound.
(e) No litigation or administrative
 proceeding or investigation of or before any court or governmental body is presently pending or, to the Successor Trusts knowledge, threatened against Successor Trust, with respect to any of the Successor
 Funds or its properties or assets, that, if adversely determined, would materially and adversely affect the Successor Funds financial condition or the conduct of its business. The Successor Trust, on behalf of each of the Successor Funds, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Successor Funds business or its ability to consummate the transactions herein contemplated.
(f) Upon consummation of the
 Reorganization, all issued and outstanding Successor
 Fund Shares will be duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by Successor Trust and will have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and other securities laws. None of the Successor Funds have outstanding any options, warrants or other rights to subscribe for or purchase any Successor Fund Shares, nor is there outstanding any security convertible into any Successor Fund Shares.
(g) The execution, delivery and
 performance of this Agreement, and the transaction contemplated herein, have been duly authorized by all necessary action on the part of the Board of Trustees of the Successor Trust, and this Agreement constitutes a valid and binding obligation of Successor Trust, on behalf of each of the Successor Funds, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.
(h) The information to be furnished by
 each of the Successor Funds for use in the registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.
(i) The current prospectus and statement of additional information of each Successor Fund (true and correct copies of which have been delivered to Predecessor Trust, conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(j) To the best knowledge of Successor
 Trust, on behalf of each Successor Fund, the Successor
 Fund will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company from and including the taxable year that includes the Closing Date and will be eligible to, and will, compute its Federal income tax under Section
852 of the Code.

5.	COVENANTS
Predecessor Trust, on behalf of each Predecessor Fund, and the Successor Trust, on behalf of each Successor
 Fund, respectively, hereby further covenant as follows:
5.1 Each Predecessor Fund covenants that it will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
5.2 Predecessor Trust will call a meeting of the shareholders of each Predecessor Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein. In addition, the Predecessor
 Trust will, on behalf of each Predecessor Fund, prepare, file with the Commission, and deliver to the shareholders of such Predecessor Fund in connection with such meeting a proxy statement on Schedule 14A (Proxy Statement) in compliance in all material respects with the provisions of the 1934
 Act and the 1940 Act and the rules and regulations thereunder.
5.3 Each Predecessor Fund covenants that the Successor Fund Shares to be acquired by such Predecessor Fund hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
5.4 Each Predecessor Fund will assist the corresponding Successor Fund in obtaining such information as such Successor Fund reasonably requests concerning the beneficial ownership of the Predecessor Fund Shares.
5.5 Subject to the provisions of this Agreement, each Successor Fund and the corresponding Predecessor
 Fund covenant to take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
5.6 Each Successor Fund will provide to the corresponding Predecessor Fund such information regarding such Successor Fund as may be reasonably necessary for the preparation of the Proxy Statement in compliance with the 1934 Act and the 1940 Act and the rules and regulations thereunder.
5.7 Each Successor Fund and the corresponding
 Predecessor Fund covenant to use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.
5.8 The Predecessor Trust, on behalf of each Predecessor Fund, covenants that it will, from time to time, as and when reasonably requested by the Successor Trust, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Successor Trust, on behalf of such Successor Fund, may reasonably deem necessary or desirable in order to vest in and confirm
(a) the Predecessor Trusts title to and possession of the Successor Fund Shares to be delivered hereunder and (b) the Successor Trusts title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this Agreement.
5.9 Each Successor Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940
 Act and such of the state blue sky or securities laws as may be necessary in order to operate after the Closing Date.
5.10 The Successor Trust shall not change its Declaration of Trust, nor the prospectus or statement of additional information of the Successor Fund prior to the Closing so as to restrict permitted investments for the Successor Fund prior to the Closing, except as required by the Commission.

6. CONDITIONS PRECEDENT TO OBLIGATIONS
 OF EACH PREDECESSOR FUND
The obligations of the Predecessor Trust, on behalf of each Predecessor Fund, to consummate the transactions provided for herein shall be subject, at Predecessor Trusts election, to the performance by the Successor Trust, on behalf of the corresponding Successor Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:
6.1 All representations and warranties of the Successor Trust, on behalf of such Successor Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.
6.2 The Successor Trust, on behalf of such Successor Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the
Successor Trust, on behalf of such Successor Fund, on or before the Closing Date.
6.3 Successor Trust shall have executed
 and delivered an assumption of the Liabilities and all such other agreements and instruments as Predecessor Trust may reasonably deem necessary or desirable in order to vest in and confirm (a)
 Predecessor Trusts title to and possession of the Successor Fund Shares to be delivered hereunder and (b) Successor Trusts assumption of all of the Liabilities and to otherwise to carry out the intent and purpose of this Agreement.
6.4 The Successor Trust, on behalf of
 such Successor Fund, shall have delivered to such Predecessor Fund a certificate executed in the name of such Successor Fund by the Successor Trusts President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to Predecessor Trust and dated as of the Closing Date, as to the matters set forth in paragraphs 6.1 and 6.2 and as to such other matters as Predecessor Trust shall reasonably request.
6.5 Such Predecessor Fund and such Successor
 Fund shall have agreed on the number of full and fractional Successor Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.
7. CONDITIONS PRECEDENT TO OBLIGATIONS
 OF EACH SUCCESSOR FUND
The obligations of the Successor Trust, on behalf of each Successor Fund, to complete the transactions provided for herein shall be subject, at the Successor Trusts election, to the performance by the Predecessor Trust, on behalf of the corresponding Predecessor Fund, of all of the obligations to be performed by it hereunder on or before the Closing
 Date and, in addition thereto, the following conditions:
7.1 All representations and warranties of the Predecessor Trust, on behalf of such Predecessor Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.
7.2 The Predecessor Trust, on behalf of such Predecessor Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Predecessor Trust, on behalf of such Predecessor Fund, on or before the Closing Date.
7.3 The Predecessor Trust shall have
 delivered to such Successor Fund a statement of the Assets and Liabilities, as of the Closing Date, including a schedule of investments, certified by the Treasurer of the Predecessor Trust. Predecessor Trust shall have executed and delivered all such assignments and other instruments of transfer as Successor Trust may reasonably deem necessary or desirable in order to vest in and confirm
(a) Predecessor Trusts title to and possession of the Successor Fund Shares to be delivered hereunder and (b) Successor Trusts title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this Agreement.
7.4 The Predecessor Trust, on behalf
 of such Predecessor Fund, shall have delivered to the Successor Trust a certificate executed in the name of the Predecessor Trust, on behalf of such Predecessor Fund, and by the Predecessor
 Trusts President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Successor Trust and dated as of the Closing Date, as to the matters set forth in paragraphs 7.1 and 7.2 and as to such other matters as Successor Trust shall reasonably request.
7.5 Such Predecessor Fund and such Successor
 Fund shall have agreed on the number of full and fractional Successor Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.
8. FURTHER CONDITIONS PRECEDENT TO
 OBLIGATIONS OF EACH SUCCESSOR FUND
AND EACH CORRESPONDING PREDECESSOR FUND
If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Predecessor Trust, on behalf of each Predecessor Fund, or the Successor Trust, on behalf of each Successor Fund, the other party to this Agreement shall be entitled, at its option, to refuse to consummate the transactions contemplated by this Agreement:
8.1 This Agreement and the transactions
 contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of such Predecessor Fund, in accordance with the provision of the Charter and by-laws of the Predecessor Trust, applicable state law and the 1940
 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to Successor
 Trust. Notwithstanding anything herein to the contrary, neither the Successor Trust nor the Predecessor Trust may waive the condition set forth in this paragraph 8.1.
8.2 On the Closing Date no action, suit or other proceeding shall be pending or, to the Successor Trusts or to the Predecessor Trusts knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Successor Trust or the Predecessor Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of such Successor Fund or such Predecessor Fund, provided that either party hereto may for itself waive any of such conditions.
8.4 The registration statement with respect to the Successor Fund Shares under the 1933 Act shall be effective, and no stop order suspending the effectiveness of such registration statement shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
8.5 The parties shall have received the opinion of Dechert LLP dated the Closing Date, substantially to the effect that, based upon certain facts, assumptions, and representations made by the Predecessor Trust, on behalf of each Predecessor Fund, the Successor Trust, on behalf of each Successor Fund, and their respective authorized officers, (i) the transaction contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a)
 of the Code, and the Successor Fund and the Predecessor Fund will each be a party to a reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the Successor
 Fund upon receipt of the Assets in exchange for the Successor Fund Shares and the assumption by the Successor Fund of the Liabilities; (iii) the basis in the hands of the Successor Fund in the Assets will be the same as the basis of the Predecessor Fund in the Assets immediately prior to the transfer thereof; (iv) the holding periods of the Assets in the hands of the Successor Fund will include the periods during which the Assets were held by the Predecessor
 Fund; (v) no gain or loss will be recognized by the Predecessor Fund upon the transfer of the Assets to the Successor Fund in exchange for the Successor
 Fund Shares and the assumption by the Successor
 Fund of all of the Liabilities, or upon the distribution of the Successor Fund Shares by the Predecessor
Fund to its shareholders in liquidation; (vi) no gain or loss will be recognized by the Predecessor Fund shareholders upon the exchange of their Predecessor
 Fund Shares for the Successor Fund Shares; (vii) the aggregate basis of the Successor Fund Shares that each Predecessor Fund shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Predecessor Fund
 Shares exchanged therefor; (viii) an Predecessor
Fund shareholders holding period for his or her Successor Fund Shares will be determined by including the period for which he or she held the Predecessor
 Fund Shares exchanged therefore, provide that he or she held such Predecessor Fund Shares as capital assets; and (ix) the Successor Fund will succeed to, and take into account (subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder) the items of the Predecessor Fund described in Section 381(c) of the Code. The opinion will not address whether gain or loss will be recognized with respect to any contracts subject to Section 1256 of the Code in connection with the reorganization. The delivery of such opinion is conditioned upon receipt by Dechert
 LLP of representations it shall request of the Successor Trust and the Predecessor Trust. Notwithstanding
anything herein to the contrary, neither the Successor
 Trust nor the Predecessor Trust may waive the condition set forth in this paragraph 8.5.
8.6 The Assets will include no assets which the Successor Fund, by reason of limitations contained in Successor Trusts Declaration of Trust or of investment restrictions disclosed in such Successor Funds current prospectus and statement of additional information, as supplemented, in effect on the Closing Date, may not properly acquire.

9.	INDEMNIFICATION
9.1 The Successor Trust, out of each Successor
 Funds assets and property (including any amounts paid to the Successor Trust pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Predecessor Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the corresponding Predecessor Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Successor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Successor Trust or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Successor Trust (or the Successor
 Fund) is not (a) in violation of any applicable law or (b) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

9.2 The Predecessor Trust, out of each Predecessor
 Funds assets and property (including any amounts paid to the Predecessor Trust pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Successor
 Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the corresponding Successor Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Predecessor
 Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Predecessor Trust or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Predecessor Trust (or the Predecessor Fund) is not (a) in violation of any applicable law or (b) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

10.	BROKERAGE FEES AND EXPENSES
10.1 The Successor Trust, on behalf of each
 Successor Fund, and the Predecessor Trust, on behalf
 of each Predecessor Fund, represent and warrant to each
 other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
10.2 The expenses relating to the Reorganization
 will be borne by J.P. Morgan Investment Management
 Inc. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparing, printing and distributing the Proxy Statement, legal fees, accounting fees, securities registration fees, and costs of holding shareholders meetings.  Notwithstanding any
 of the foregoing, expenses will in any event be paid
 by the party directly incurring such expenses if and
 to the extent that the payment by another person of
 such expenses would result in the disqualification of
 such party as a regulated investment company within
 the meaning of Section 851 of the Code.
11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
11.1 The Successor Trust and the Predecessor
 Trust agree that neither party has made any representation, warranty or covenant, on behalf of either a Successor
 Fund or a Predecessor Fund, respectively, not set forth herein and that this Agreement constitutes the entire agreement between the parties.
11.2 The representations, warranties and covenants
 contained in this Agreement or in any document
delivered pursuant hereto or in connection herewith shall
 survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing and the obligations of each Successor Fund in Section 9 shall survive the Closing.
12.	TERMINATION
This Agreement may be terminated and the transactions
 contemplated hereby may be abandoned by resolution of
 the Board of Trustees of the Successor Trust or the Board
of Trustees of the Predecessor Trust, at any time prior to the
 Closing Date, if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with respect to a Successor Fund or a
 Predecessor Fund, respectively.  In addition, this
 Agreement shall be terminated with respect to each
 Contingent Predecessor Fund, if the shareholders of such Contingent Predecessor Fund approve the Primary Reorganization of such Contingent Predecessor Fund and such Primary Reorganization is consummated.
13.	AMENDMENTS
This Agreement may be amended, modified or
 supplemented in such manner as may be deemed necessary
 or advisable by the authorized officers of Predecessor
Trust and the Successor Trust.
14.	NOTICES
Any notice, report, statement or demand required
 or permitted by any provisions of this Agreement shall be
 in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows: if to the Successor Trust or the Predecessor Trust, at the address set forth in the preamble to this Agreement, in each case to the attention of Nina O. Shenker and with a copy to
 Sullivan & Cromwell, 125 Broadway, New York, NY 10004,
 attn.:  John E. Baumgardner, Jr.
15.	HEADINGS; GOVERNING LAW;
SEVERABILITY; ASSIGNMENT; LIMITATION
OF LIABILITY; RULE 145
15.1 The Article and paragraph headings
 contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
15.2 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.
15.3 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
15.4 The warranties, representations, and agreements contained in this Agreement made by Predecessor Trust, on behalf of each of the Predecessor Funds, are made on a several (and not joint, or joint and several) basis.
  Similarly, the warranties, representations, and agreements contained in this Agreement made by the Successor Trust, on behalf of each of the Successor Funds, are made on a several (and not joint, or joint and several) basis.

15.5 Pursuant to Rule 145 under the 1933 Act, the Predecessor Fund will, in connection with the issuance of any Successor Fund Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED
 UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
 AND MAY NOT BE SOLD OR OTHERWISE
 TRANSFERRED EXCEPT TO SUCCESSOR FUND
 OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A
 REGISTRATION STATEMENT WITH RESPECT THERETO
 IS EFECTIVE UNDER THE SECURITIES ACT OF 1933,
 AS AMENDED, OR (ii) IN THE OPINION OF
 COUNSEL REASONABLY SATISFACTORY TO SUCCESSOR
 FUND, SUCH REGISTRATION IS NOT REQUIRED;




[Remainder of Page Intentionally Left Blank] and, further, the Predecessor Fund will issue stop transfer instructions to its transfer agent with respect to such Predecessor Fund Shares.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or any Vice President.
J.P. MORGAN MUTUAL FUND SERIES, on behalf of each of its series listed in Exhibit A attached hereto



J.P. MORGAN MUTUAL FUND GROUP, on behalf of each of
 its series listed in Exhibit A attached hereto
By: _______________________________
Name:
Title:

By: _______________________________
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC., with respect to paragraph 10.2 only



By: _______________________________
Name:
Title:



Exhibit A

J.P. Morgan Mutual Fund Group
J.P. Morgan Mutual Fund Series
Predecessor Funds

Successor Funds
JPMorgan Capital Growth Fund -- Select, Class A,
 Class B and Class C
JPMorgan Capital Growth Fund -- Select, Class A,
 Class B and Class C
JPMorgan Dynamic Small Cap Fund -- Select, Class A,
 Class B and Class C
JPMorgan Dynamic Small Cap Fund -- Select, Class A,
 Class B and Class C
JPMorgan Fleming Asia Equity Fund -- Select,
 Institutional and Class A
JPMorgan Fleming Asia Equity Fund -- Select,
 Institutional and Class A
JPMorgan Fleming International Growth Fund --
Class A and Class B
JPMorgan Fleming International Growth Fund --
Class A and Class B
JPMorgan Fleming International Small Cap Equity
 Fund -- Select, Institutional, Class A and
 Class B
JPMorgan Fleming International Small Cap Equity
 Fund -- Select, Institutional, Class A and
Class B
JPMorgan Fleming Intrepid European Fund --
Select, Institutional, Class A, Class B
and Class C
JPMorgan Fleming Intrepid European Fund --
Select, Institutional, Class A, Class B
and Class C
JPMorgan Fleming Japan Fund -- Class A
and Class B
JPMorgan Fleming Japan Fund -- Class A
and Class B
JPMorgan Fleming Tax Aware International
Opportunities Fund -- Institutional and
Class A
JPMorgan Fleming Tax Aware International
Opportunities Fund -- Institutional and
Class A
JPMorgan Growth and Income Fund -- Select,
 Class A, Class B and Class C
JPMorgan Growth and Income Fund -- Select,
 Class A, Class B and Class C
JPMorgan Select Growth and Income Fund*
JPMorgan Select Growth and Income Fund*
JPMorgan Short Term Bond Fund II --
Select, Class A and Class M
JPMorgan Short Term Bond Fund II --
Select, Class A and Class M
JPMorgan Small Cap Equity Fund --
Select, Class A, Class B and Class C
JPMorgan Small Cap Equity Fund --
Select, Class A, Class B and Class C
JPMorgan Strategic Income Fund --
Class A, Class B, Class C and Class M
JPMorgan Strategic Income Fund --
Class A, Class B, Class C and Class M
JPMorgan U.S. Treasury Income Fund --
Select, Class A and Class B
JPMorgan U.S. Treasury Income Fund --
Select, Class A and Class B


Contingent Predecessor Funds

JPMorgan Strategic Income Fund
JPMorgan U.S. Treasury Income Fund


Schedule 4.1

None.














































						Schedule 4.2

None.
* 	The parties have agreed that the JPMorgan
 Select Growth and Income Fund will no longer be a part of this Agreement if, and to the extent that, all of the shares of that Predecessor Fund are redeemed by shareholders of the Predecessor
 Fund prior to February 18, 2005 and no assets remain in that Predecessor Fund on February 18, 2005.





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278996.1.03

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